As filed with the Securities and Exchange Commission on August 3, 2022

 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

 FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________________

Xencor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1622502
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 West Lemon Avenue Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

___________________________

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the plan)

___________________________

Bassil I. Dahiyat, Ph.D.

President and Chief Executive Officer

Xencor, Inc.

111 West Lemon Avenue

Monrovia, California 91016

(626) 305-5900

(Name, address and telephone number, including area code, of agent for service)

___________________________

Copies to:

Deyan P. Spiridonov Paul Hastings LLP 4747 Executive Drive, 12th Floor San Diego, California 92121 (858) 458-3044	Celia E. Eckert Senior Vice President, General Counsel & Secretary Xencor, Inc. 111 West Lemon Avenue Monrovia, California 91016 (626) 305-5900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ⌧	Accelerated filer ◻
Non-accelerated filer ◻	Smaller reporting company ◻
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

EXPLANATORY NOTE; INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which registration statements on Form S-8 relating to employee benefit plans are effective.

Xencor, Inc. (the “Registrant”) previously registered shares of its common stock, $0.01 par value per share (“Common Stock”) for issuance under the Xencor, Inc. 2013 Equity Incentive Plan (the “2013 Plan”) and Xencor, Inc. 2013 Employee Stock Purchase Plan (the “2013 ESPP”) under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 3, 2013 (File No. 333-192635) and March 1, 2017 (File No. 333-216365), each in connection with the 2013 Plan and 2013 ESPP, and on February 25, 2020 (File No. 333-236607) in connection with the 2013 Plan (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, with respect to the securities offered by the 2013 Plan and the 2013 ESPP, are hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated herein by reference:

(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 24, 2022 (the “2021 Form 10-K”);

(b)the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, filed with the Commission on May 5, 2022 and August 3, 2022, respectively;

(c)the Registrant’s Current Report on Form 8-K, filed with the Commission on June 28, 2022;

(d)the portions of the Definitive Proxy Statement on Schedule 14A for the 2022 Annual Meeting of Stockholders of the Registrant, filed with the Commission on April 27, 2022, that are specifically incorporated by reference into Part III of the 2021 Form 10-K; and

(e)the description of the Common Stock, contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 25, 2020, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and other documents, except as to any portion of any such report or other document furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a report or other document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed report or other document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this Registration Statement, which are hereby incorporated herein by reference:

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of Xencor, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 11, 2013)

4.2	Amended and Restated Bylaws of Xencor, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on December 11, 2013)

4.3

Form of Common Stock Certificate of Xencor, Inc. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191689), originally filed with the Commission on October 25, 2013)

4.4

Xencor, Inc. 2013 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191689), originally filed with the Commission on October 11, 2013)

4.5

Xencor, Inc. 2013 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191689), originally filed with the SEC on October 11, 2013)

5.1*	Opinion of Paul Hastings, LLP
23.1	Consent of Paul Hastings, LLP (included in Exhibit 5.1 to this Registration Statement)

23.2*	Consent of Independent Registered Public Accounting Firm (RSM US LLP)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
107*	Filing Fee Table

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on August 3, 2022.

XENCOR, INC.

By:	/s/ Bassil I. Dahiyat, Ph.D.
Bassil I. Dahiyat, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bassil I. Dahiyat, Ph.D. and John J. Kuch, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bassil I. Dahiyat, Ph.D. Bassil I. Dahiyat, Ph.D.	Director, President & Chief Executive Officer (Principal Executive Officer)	August 3, 2022

/s/ John J. Kuch John J. Kuch	Sr. Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	August 3, 2022

/s/ A. Bruce Montgomery, MD A. Bruce Montgomery, MD	Director	August 3, 2022

/s/ Kurt A. Gustafson Kurt A. Gustafson	Director	August 3, 2022

/s/ Yujiro S. Hata Yujiro S. Hata	Director	August 3, 2022

Signature	Title	Date

/s/ Kevin C. Gorman, Ph.D. Kevin C. Gorman, Ph.D.	Director	August 3, 2022

/s/ Richard J. Ranieri Richard J. Ranieri	Director	August 3, 2022

/s/ Ellen G. Feigal, M.D. Ellen G. Feigal, M.D.	Director	August 3, 2022

/s/ Dagmar Rosa-Bjorkeson Dagmar Rosa-Bjorkeson	Director	August 3, 2022